UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2011, the Board of Directors of Family Dollar Stores. Inc. (the “Company”) appointed Michael K. Bloom as President and Chief Operating Officer of the Company and promoted Dorlisa K. Flur to Vice Chair, Strategy and Chief Administrative Officer. In conjunction with these changes, on September 26, 2011, Mr. R. James Kelly, former President and Chief Operating Officer, advised the Board of Directors of his desire to retire. Over the next six months, Mr. Kelly will serve as Vice Chair of the Company, assisting Mr. Bloom and Ms. Flur in a transition role.

Prior to joining the Company, Mr. Bloom, 51, served as Executive Vice President – Merchandising, Supply Chain, Marketing and Advertising for CVS Caremark Corporation since June 2006. Mr. Bloom began his 20-year career with CVS Caremark in store operations and progressed through a number of positions with increasing responsibility including category manager, Vice President - Consumer Healthcare, and Senior Vice President – Merchandising. Before joining CVS, Mr. Bloom spent ten years as a manager/executive with the Virginia-based People’s Drug Stores and the Florida division of Toronto-based Shopper’s Drug Mart.

Ms. Dorlisa K. Flur, 46, was employed by the Company as Senior Vice President - Strategy and Business Development in June 2004 and was promoted to Executive Vice President - Strategy and Marketing in October 2008 and to Executive Vice President - Chief Merchandising Officer in August 2009.

In connection with his employment with the Company, Mr. Bloom entered into an Employment Agreement with the Company dated September 26, 2011 (the “Employment Agreement”).

The Employment Agreement provides that, in the event of termination of his employment by the Company without Cause or due to his death or Disability (as such terms are defined in the Employment Agreement), Mr. Bloom is entitled to receive severance payments equal to twenty-four times his base monthly salary at the time of termination, plus a pro-rata payment of the annual cash bonus payable under the Company’s 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (the “Cash Bonus Awards Guidelines”) for the fiscal year in which termination occurs. In this circumstance, the severance payment will be reduced by any compensation Mr. Bloom receives from other employment and by any disability or life insurance benefits. The Employment Agreement also provides that, in the event of a Change in Control of the Company and a termination of his employment by the Company without Cause or for Good Reason within twenty-four (24) months of such Change in Control (as such terms are defined in the Employment Agreement), Mr. Bloom will receive severance payments equal to thirty times the sum of his highest base monthly salary during the period beginning immediately prior to the Change in Control through the termination of employment and the monthly equivalent of an annual cash bonus award equal to the average bonus paid in the preceding three fiscal years. In the event of any of the foregoing circumstances, the Company will also pay a portion of the premium in the event continued coverage under the Company’s health plan is elected by Mr. Bloom or his dependents for up to eighteen (18) months after his termination of employment. The Employment Agreement contains certain non-compete, non-solicitation and non-disparagement provisions.

The foregoing does not constitute a complete summary of the terms of the Employment Agreement for Mr. Bloom, and reference is made to the complete text of the Employment Agreement which is attached hereto as Exhibit 10.1. The Employment Agreement is incorporated herein by reference.

In addition, Mr. Bloom will also be eligible to participate in the benefit plans and programs maintained by the Company for its employees in accordance with their terms, including the Company’s Domestic US Relocation Policy.

Mr. Kelly entered into an Amendment dated September 26, 2011 to his Employment Agreement dated October 7, 2008 with the Company (the “Kelly Amendment”) reflecting his appointment to the position of Vice Chair.

The foregoing does not constitute a complete summary of the terms of the Kelly Amendment, and reference is made to the complete text of the Kelly Amendment which is attached hereto as Exhibit 10.2. The Kelly Amendment is incorporated herein by reference.

On September 26, 2011, the Leadership Development and Compensation Committee approved fiscal year 2012 annual compensation packages for Mr. Bloom and Ms. Flur, as follows:

Name	Base Salary	Target Cash Bonus Award (% of base compensation) (1)	Long-Term Incentives (1)

Michael K. Bloom, President and Chief Operating Officer	$650,000	75%	$ $	1,200,000 1,100,000	(2) (3)

Dorlisa K. Flur, Vice Chair, Strategy and Chief Administrative Officer	$500,000	60%	$ $	600,000 80,000	(2) (4)

(1)	Pursuant to the Company’s 2006 Incentive Plan.
(2)	Represents a dollar value for an award of equity consisting of Performance Share Rights (“PSRs”) for the Fiscal 2012 - 2014 performance period and stock options to be granted on a future date in accordance with the Company’s equity award policy. Such dollar value will be divided equally between stock options and PSRs at target at the time of grant based upon fair values determined in accordance with FASB ASC Topic 718.
(3)	Represents the $500,000 value of a signing award of PSRs for the Fiscal 2012 – 2014 performance period and the $600,000 value of prorated PSR awards for fiscal 2010 and fiscal 2011 three year performance periods to be granted on a future date in accordance with the Company’s equity award policy. Such dollar value reflects the award of PSRs at target at the time of grant based upon fair value determined in accordance with FASB ASC Topic 718.
(4)	Represents the dollar value of prorated PSR awards for fiscal 2010 and fiscal 2011 three year performance periods. Such dollar value reflects the award of PSRs at target at the time of grant based upon fair value determined in accordance with FASB ASC Topic 718.

The foregoing does not constitute a complete summary of the compensation terms of Mr. Bloom and Ms. Flur and reference is made to the following Company plans with respect to various aspects of the compensation packages awarded to such officers: (i) Family Dollar Stores, Inc. 2006 Incentive Plan (filed as Appendix B to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2010); (ii) Family Dollar Stores, Inc. 2006 Incentive Plan

Guidelines for Long-Term Incentive Performance Share Rights Awards (filed as Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on October 16, 2009); (iii) Family Dollar Stores, Inc. 2006 Incentive Plan 2006 Non-Qualified Stock Option Grant Program (filed as Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on January 25, 2006); and (iv) the Family Dollar Stores, Inc. 2006 Incentive Plan Guidelines for Annual Cash Bonus Awards (filed as Exhibit 10.1 to the Company’s Form 10-Q filed with the SEC on July 6, 2011).

A copy of the news release, which discusses the organizational changes described above, is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1- Employment Agreement between Michael K. Bloom and Family Dollar Stores, Inc. dated September 26, 2011

10.2- Amendment dated September 26, 2011 to the Employment Agreement with R. James Kelly and Family Dollar Stores, Inc. dated October 7, 2008

99 - News Release dated September 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: September 28, 2011	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr.
Senior Vice President, General Counsel and Secretary